Exhibit 10.3

2005 STOCK PLAN
FOR NON-EMPLOYEE DIRECTORS
OF
NOBLE ENERGY, INC.
(As Amended and Restated Effective October 20, 2015)
RECITALS
A.    The Board of Directors of Noble Energy, Inc., a Delaware corporation (the “Company”), heretofore adopted the 2005 Stock Plan for Non-Employee Directors of Noble Energy, Inc. (the “Plan”). The Board of Directors of the Company hereby amends and restates the Plan in its entirety in order to clarify and update certain provisions including the methods available for the exercise of Options awarded hereunder with respect to currently outstanding Options. This amendment and restatement applies with respect to awards that continue to be outstanding after the Plan’s termination on March 31, 2015.
B.    The purposes of the Plan are to provide to each of the directors of the Company who is not an employee of the Company or one of its affiliates an added incentive to continue in the service of the Company and a more direct interest in the future success of the operations of the Company by granting to such directors (i) options to purchase shares of the Company's common stock (the “Common Stock”), and (ii) awards of restricted shares of Common Stock, in each case subject to the terms and conditions set forth below.
ARTICLE I
GENERAL
1.01    Definitions. Unless the context clearly indicates otherwise, when used in this Plan:
(a)“Affiliate” means any corporation, partnership, limited liability company, association, trust or other organization which, directly or indirectly, controls, is controlled by, or is under common control with, the Company.
(a)    “Awardee” means, with respect to a Stock Award, the Non-Employee Director to whom the Stock Award has been granted pursuant to the Plan.
(b)    “Board of Directors” means the Board of Directors of the Company.
(c)    “Common Stock” means the Company's common stock.
(d)    “Company” means Noble Energy, Inc., a Delaware corporation.
(e)    “Effective Date” means April 26, 2005.

(f)    “Employee” means an individual who, at the time of the performance of his or her services for the Company or one of its Affiliates, is treated by the Company or such Affiliate as an employee for federal income tax purposes.
(g)    “Fair Market Value” means, with respect to a share of Common Stock, the closing sales price per share of Common Stock on the New York Stock Exchange on the date in question (or, if there was no reported sale on the New York Stock Exchange on such date, then on the last preceding day on which any reported sale occurred on the New York Stock Exchange).
(h)    “Holder” means, with respect to an Option, the Non-Employee Director to whom the Option has been granted pursuant to the Plan.
(i)    “Non-Employee Director” means an individual who (i) is a member of the Board of Directors by virtue of being elected to the Board of Directors by the stockholders of the Company or by the Board of Directors under applicable corporate law, and (ii) is not an Employee of the Company or one of its Affiliates.
(j)    “Option” means an option to purchase shares of Common Stock granted pursuant to Article III of the Plan.
(k)    “Permitted Transferee” means, with respect to a Holder, (i) any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law of the Holder, including adoptive relationships, (ii) any person sharing the Holder's household (other than a tenant or an employee), (iii) a trust in which the Holder and/or persons described in clauses (i) and (ii) above have more than fifty percent of the beneficial interest, (iv) a foundation in which the Holder and/or persons described in clauses (i) and (ii) above control the management of assets, and (v) any other entity in which the Holder and/or persons described in clauses (i) and (ii) above own more than fifty percent of the voting interests.
(l)    “Plan” means this 2005 Stock Plan for Non-Employee Directors of Noble Energy, Inc. as in effect from time to time.
(m)    “Restricted Period” means, with respect to a Stock Award, the period during which the restrictions, terms and conditions applicable to the shares of Common Stock granted under such Stock Award have not been satisfied.
(n)    “Stock Award” means an award of restricted shares of Common Stock granted pursuant to Article IV of the Plan.
1.02    Construction. The titles to the Articles and the headings of the Sections in this Plan are placed herein for convenience of reference only, and shall not be deemed to be material or relevant to the construction or interpretation of the Plan. Terms in masculine, feminine and neuter genders shall be construed to include any other gender, and words in the singular form shall be construed to include the plural form, and vice versa, unless the context clearly indicates otherwise.

ARTICLE II
ADMINISTRATION
The Plan shall be administered by the Board of Directors. Subject to the express provisions of the Plan, the Board of Directors shall have the authority, in its discretion, to (a) determine which Non-Employee Directors will be granted Options and Stock Awards, (b) determine the number of shares of Common Stock to be made subject to each Option or Stock Award, (c) determine the exercise price for the shares of Common Stock to be made subject to each Option (which exercise price per share shall not be less than the Fair Market Value of such share on the date such Option is granted), (d) determine the period within which each Option may be exercised (which exercise period shall not exceed ten years from the date such Option is granted), (e) determine the restrictions (including forfeiture restrictions), terms and conditions to be applicable to each Option or Stock Award, (f) construe and interpret the provisions of the Plan and any agreement evidencing an Option or Stock Award, (g) amend the agreement evidencing the grant of any Option or Stock Award to accelerate its exercisability or the lapse of its restrictions or otherwise modify the restrictions, terms and conditions applicable to such Option or Stock Award, and (h) adopt such rules and procedures, appoint such agents and take all such other action as the Board of Directors may deem to be necessary or appropriate for the proper administration of the Plan. The decisions of the Board of Directors with respect to the Plan and any Option or Stock Award shall be final and binding upon the Company, the Holders and Awardees, and all other persons having or claiming to have an interest in the Plan or an Option or Stock Award granted pursuant to the Plan. No member of the Board of Directors shall incur any liability by reason of any action taken or omitted in good faith with respect to the Plan or an Option or Stock Award granted pursuant to the Plan.
ARTICLE III
OPTIONS
3.01    Grant of Options. No automatic Option grants shall be made pursuant to this Plan on or after March 17, 2011. At any time and from time to time the Board of Directors in its discretion may grant an Option to any Non-Employee Director, including a Non-Employee Director who previously has received automatic Option grants pursuant to the prior provisions of this Plan; provided, however, that the aggregate number of shares of Common Stock that may be subject to Options granted to a particular Non-Employee Director during any calendar year shall not exceed 11,200. Each Option granted pursuant to the Plan shall be subject to the restrictions, terms and conditions set forth in Section 3.02 below, and to such other restrictions (including forfeiture restrictions), terms and conditions not inconsistent therewith or with the other provisions of the Plan as shall be determined by the Board of Directors in its discretion at the time of the granting of such Option.
3.02    Option Terms and Agreement. The price at which each share of Common Stock that is subject to an Option may be purchased shall be the Fair Market Value of such share on the date of the grant of such Option. Each Option shall be exercisable from time to time over the period of time commencing one year from the date of the grant of such Option and ending, unless terminated earlier pursuant to the provisions of Section 3.02(a) hereof, (a) in the case of an Option automatically granted under the Plan, upon the expiration of ten years from the date of such grant, or (b) in the case of an Option granted by the Board of Directors in its discretion, upon the expiration date specified for such Option by the Board of Directors at the time of the grant of such Option; provided, however, that each Option granted to a Holder shall become exercisable in full upon the death of the Holder or upon the mandatory retirement of the Holder as a regular director because of age in accordance with Article III of the By-laws of the Company. Each Option granted under the Plan shall be evidenced by a written agreement entered into by the Company and the Non-Employee Director to whom the Option is granted, which agreement shall be in such form as the Board of Directors may prescribe, and shall include, incorporate or conform to the following terms and conditions, and such other terms and conditions not inconsistent therewith or with the other provisions of the Plan, as the Board of Directors may deem to be appropriate:
(a)    Termination of Service, Death, Etc. The agreement evidencing the grant of an Option shall provide as follows with respect to the exercise of such Option in the event that the Holder ceases to be a Non-Employee Director for the reasons set forth below:
(i)     If the Holder ceases to be a director of the Company on account of such Holder's (A) fraud or intentional misrepresentation, or (B) embezzlement, misappropriation or conversion of assets or opportunities of the Company or any Affiliate, then the Option shall automatically terminate and be of no further force or effect as of the date the Holder's directorship terminated;
(ii)     If the Holder dies or becomes disabled (within the meaning of section 22(e)(3) of the Internal Revenue Code of 1986, as amended, as determined by the Board of Directors in its discretion) while a director of the Company, the Option may be exercised prior to the earlier of (A) the expiration of five years after such death or disability, or (B) the expiration of the exercise period applicable to such Option, but not thereafter, by the executor or administrator of the estate of the Holder, or by the person or persons who shall have acquired the Option by bequest or inheritance or permitted transfer; or
(iii)    If the directorship of a Holder is terminated within the exercise period applicable to such Option for any reason other than a reason specified in paragraphs (i) and (ii) of this Section 3.02(a), such Option may be exercised, to the extent the Holder was able to do so at the date of termination of the directorship, prior to the earlier of (A) the expiration of five years after such termination, or (B) the expiration of the exercise period applicable to such Option, but not thereafter.
(b)    Transferability. Except as provided in this Section, no Option granted under the Plan shall be (i) transferable otherwise than by will or the laws of descent and distribution, or (ii) exercisable during the lifetime of the Holder by anyone other than the Holder. An Option granted under the Plan to a Holder may be transferred by such Holder to a Permitted Transferee, provided that (i) there is no consideration for such transfer (other than receipt by the Holder of interests in an entity that is a Permitted Transferee); (ii) the Holder (or such Holder's estate or representative) shall remain obligated to satisfy all income or other tax withholding obligations associated with the exercise of such Option; (iii) the Holder shall notify the Company in writing that such transfer has occurred and disclose to the Company the name and address of the Permitted Transferee and the relationship of the Permitted

Transferee to the Holder; and (iv) such transfer shall be effected pursuant to transfer documents in a form approved by the Board of Directors. A Permitted Transferee may not further assign or transfer any such transferred Option otherwise than by will or the laws of descent and distribution. Following the transfer of an Option to a Permitted Transferee, such Option shall continue to be subject to the same terms and conditions that applied to it prior to its transfer by the Holder, except that it shall be exercisable by the Permitted Transferee to whom such transfer was made rather than by the transferring Holder.
(c)    Agreement to Continue in Service. Each Holder shall agree to remain in the continuous service of the Company, at the pleasure of the Company's stockholders, at least until the earlier of one year after the date of the grant of any Option or the mandatory retirement of the Holder as a regular director because of age in accordance with Article III of the By-laws of the Company, at the retainer rate and fee schedule then in effect or at such changed rate or schedule as the Company from time to time may establish.
(d)    Exercise and Payments. Each agreement evidencing the grant of an Option shall provide that such Option may be exercised by delivery to the President of the Company of, or by sending by United States registered or certified mail, postage prepaid, addressed to the Company (for the attention of its President), a written notice signed by Holder specifying the number of shares of Common Stock with respect to which such Option is being exercised. Such notice shall be accompanied by the full amount of the exercise price of such shares. Unless expressly provided otherwise in the agreement evidencing the grant of such Option, the full amount of the exercise price of such shares may be paid (i) in cash, (ii) by certified check or cashier’s check, (iii) by tendering (either actually or by attestation) shares of Common Stock owned by the exercising Holder or Permitted Transferee, or (iv) any combination of clauses (i) through (iii). If the exercising Holder or Permitted Transferee chooses to tender shares of Common Stock in payment of all or part of the exercise price, then (for purposes of payment of the exercise price) those shares of Common Stock shall have a cash value equal to their aggregate Fair Market Value determined as of the of exercise. Any such notice shall be deemed to be given on the date on which the same was deposited in a regularly maintained receptacle for the deposit of United States mail, addressed and sent as above-stated. In addition to the foregoing, promptly after demand by the Company, the exercising Holder shall pay to the Company an amount equal to any applicable withholding taxes due in connection with such exercise. The foregoing provisions of this paragraph to the contrary notwithstanding, at the request of an exercising Holder or Permitted Transferee and to the extent permitted by applicable law, the Company shall approve arrangements with a brokerage firm or firms under which any such brokerage firm shall, on behalf of the exercising Holder or Permitted Transferee, make payment in full to the Company of the exercise price of the shares of Common Stock then being purchased, and the Company, pursuant to an irrevocable notice in writing from the exercising Holder or Permitted Transferee, shall make prompt delivery of one or more certificates for the appropriate number of shares of Common Stock to such brokerage firm. Payment in full for purposes of the immediately preceding sentence shall mean payment of the full amount due, either in cash or by certified check or cashier’s check.

ARTICLE IV
STOCK AWARDS
4.01    Grant of Stock Awards. No automatic Stock Award grants shall be made pursuant to this Plan on or after March 17, 2011. At any time and from time to time the Board of Directors may grant a Stock Award to any Non-Employee Director, including a Non-Employee Director who previously has received automatic Stock Award grants pursuant to the prior provisions of this Plan; provided, however, that the aggregate number of shares of Common Stock that may be subject to Stock Awards granted to a particular Non-Employee Director during any calendar year shall not exceed 4,800. Each Stock Award granted pursuant to the Plan shall be subject to the restrictions, terms and conditions set forth in Sections 4.02 and 4.03 below, and to such other restrictions (including forfeiture restrictions), terms and conditions not inconsistent therewith or with the other provisions of the Plan as shall be determined by the Board of Directors in its discretion at the time of the granting of such Stock Award.
4.02    Stock Award Restrictions. The shares of Common Stock granted under each Stock Award shall be restricted for a period of at least one year from the date of the grant of such Stock Award. No share of Common Stock granted under a Stock Award may be sold, assigned, transferred, discounted, exchanged, pledged or otherwise encumbered or disposed of until all of the restrictions, terms and conditions applicable to such shares have been satisfied. Each Stock Award granted under the Plan shall be evidenced by a written agreement entered into by the Company and the Non-Employee Director to whom the Stock Award is granted, which agreement shall be in such form as the Board of Directors may prescribe, and shall include, incorporate or conform to the following terms and conditions, and such other terms and conditions not inconsistent therewith or with the other provisions of the Plan, as the Board of Directors may deem to be appropriate:
(a)    Termination of Service, Death, Etc. Each agreement evidencing a Stock Award shall provide as follows in the event that during the Restricted Period applicable to such Stock Award the Awardee thereof ceases to be a Non-Employee Director for the reasons described below:
(i)     If the Awardee ceases to be a director of the Company on account of such Awardee's (A) fraud or intentional misrepresentation, or (B) embezzlement, misappropriation or conversion of assets or opportunities of the Company or any Affiliate, then all of the shares of Common Stock granted under such Stock Award shall be forfeited by the Awardee to the Company, and shall be transferred to the Company by the Awardee.
(ii)    If the Awardee dies or becomes disabled (within the meaning of section 22(e)(3) of the Internal Revenue Code of 1986, as amended, as determined by the Board of Directors in its discretion) while a director of the Company, or retires as a regular director of the Company because of age in accordance with the mandatory retirement provisions of Article III of the By-laws of the Company, all restrictions, terms and conditions applicable to the shares of Common Stock granted under such Stock Award shall terminate, and such shares shall be delivered to the Awardee (or in the event of the Awardee's death, to the Awardee's estate) free of such restrictions, terms and conditions.
4.03    Additional Conditions. An Awardee shall be the record owner of the shares of Common Stock granted under a Stock Award and shall have all the rights of a stockholder with respect to such shares, including the right to vote and the right to receive dividends or other distributions made or paid with respect to such shares. During the Restricted Period applicable to the shares of Common Stock granted under a Stock Award, the certificate or certificates representing such shares shall bear a legend similar to the following:
The shares represented by this certificate have been issued pursuant to the terms of the 2005 Stock Plan for Non-Employee Directors of Noble Energy, Inc., and may not be sold, assigned, transferred, discounted, exchanged, pledged or otherwise encumbered or disposed of in any manner except as set forth in the terms of the agreement embodying the award of such shares dated ____________________, ______.
In order to enforce the restrictions, terms and conditions that are applicable to the shares of Common Stock granted under a Stock Award, the Board of Directors may require the Awardee thereof, upon the receipt of a certificate or certificates representing such shares, or at any time thereafter during the Restricted Period applicable to such Stock Award, to deposit such certificate or certificates, together with stock powers and other instruments of transfer, appropriately endorsed in blank, with the Company or an escrow agent designated by the Company under an escrow agreement in such form as by the Board of Directors shall prescribe. After the satisfaction of the restrictions, terms and conditions applicable to such shares, a new certificate, without the legend set forth above, for the number of shares that are no longer subject to such restrictions, terms and conditions shall be delivered to the Awardee. Any provision of this Plan to the contrary notwithstanding, the Board of Directors shall have the authority in its discretion to cancel at any time all or any portion of any outstanding restrictions, terms and conditions applicable to all or any portion of the shares of Common Stock granted under a Stock Award.
ARTICLE V
AUTHORIZED COMMON STOCK
5.01    Common Stock. The total number of shares of Common Stock as to which Options and Stock Awards may be granted pursuant to the Plan shall be 400,000, in the aggregate, except as such number of shares shall be adjusted from and after the Effective Date in accordance with the provisions of Section 5.02 hereof. If any outstanding Option under the Plan shall expire or be terminated for any reason before the end of the exercise period applicable to such Option, the shares of Common Stock allocable to the unexercised portion of such Option may again be subject to the Plan. The Company shall, at all times during the existence of outstanding Options, retain as authorized and unissued shares of Common Stock at least the number of shares from time to time subject to the outstanding Options or otherwise assure itself of its ability to perform its obligation under the Plan. Notwithstanding the preceding, no further awards are being made pursuant to this Plan since its termination on March 31, 2015.

5.02    Adjustments Upon Changes in Common Stock. In the event the Company shall effect a split of the outstanding shares of Common Stock or pay a dividend in shares of Common Stock, or in the event the outstanding shares of Common Stock shall be combined into a smaller number of shares, (a) the number of shares of Common Stock that will be subject to Options or Stock Awards granted automatically pursuant to the provisions of Section 3.01 or 4.01 hereof, (b) the aggregate number of shares of Common Stock that may be subject to Options or Stock Awards granted automatically and by the Board of Directors in its discretion to a particular Non-Employee Director during any calendar year pursuant to the provisions of Section 3.01 or 4.01 hereof, and (c) the maximum number of shares of Common Stock as to which Options and Stock Awards may be granted under the Plan as provided in Section 5.01 hereof, shall be increased or decreased proportionately. In the event that before delivery by the Company of all of the shares of Common Stock in respect of which any Option has been granted under the Plan, the Company shall have effected such a split, dividend or combination, the shares still subject to the Option shall be increased or decreased proportionately and the purchase price per share shall be increased or decreased proportionately so that the aggregate purchase price for all of the then optioned shares shall remain the same as immediately prior to such split, dividend or combination. In the event of a reclassification of the shares of Common Stock not covered by the foregoing, or in the event of a liquidation or reorganization, including a merger, consolidation or sale of assets, the Board of Directors of the Company shall make such adjustments, if any, as it may deem appropriate in the number, purchase price and kind of shares covered by the unexercised portions of Options theretofore granted under the Plan. The provisions of this Section 5.02 shall only be applicable if, and only to the extent that, the application thereof does not conflict with any valid governmental statute, regulation or rule.
ARTICLE VI
GENERAL PROVISIONS
6.01    Change in Control. If a Change in Control occurs while an Option is outstanding, such Option shall become exercisable in full. If a Change in Control occurs during the Restricted Period applicable to a Stock Award, all of the restrictions, terms and conditions applicable to the shares of Common Stock granted under such Stock Award shall terminate, and such shares shall be delivered to the Awardee of such Stock Award free of such restrictions, terms and conditions. For the purposes of this Plan, a “Change in Control” shall be deemed to have occurred if:
(a)    individuals who, as of the date hereof, constitute the Board of Directors of the Company (the “Incumbent Board”) cease for any reason to constitute at least fifty-one percent (51%) of the Board of Directors of the Company, provided that any person becoming a director subsequent to the date hereof whose election, or nomination for election by the Company's stockholders was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be, for purposes of this Plan, considered as though such person were a member of the Incumbent Board;
(b)    the stockholders of the Company shall approve a reorganization, merger or consolidation, in each case, with respect to which persons who were the stockholders of the Company immediately prior to such reorganization, merger or consolidation do not, immediately thereafter, own outstanding voting securities representing at least fifty-one percent (51%) of the combined voting power entitled to vote generally in the election of directors (“Voting Securities”) of the reorganized, merged or consolidated company;
(c)    the stockholders of the Company shall approve a liquidation or dissolution of the Company or a sale of all or substantially all of the stock or assets of the Company; or

(d)    any “person,” as that term is defined in Section 3(a)(9) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (other than the Company, any of its subsidiaries, any employee benefit plan of the Company or any of its subsidiaries, or any entity organized, appointed or established by the Company for or pursuant to the terms of such a plan), together with all “affiliates” and “associates” (as such terms are defined in Rule 12b-2 under the Exchange Act) of such person (as well as any “Person” or “group” as those terms are used in Sections 13(d) and 14(d) of the Exchange Act), shall become the “beneficial owner” or “beneficial owners” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of securities of the Company representing in the aggregate twenty-five percent (25%) or more of either (i) the then outstanding shares of Common Stock, or (ii) the Voting Securities of the Company, in either such case other than solely as a result of acquisitions of such securities directly from the Company. Without limiting the foregoing, a person who, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise has or shares the power to vote, or to direct the voting of, or to dispose, or to direct the disposition of, Common Stock or other Voting Securities of the Company shall be deemed the beneficial owner of such Common Stock or Voting Securities.
Notwithstanding the foregoing, a “Change in Control” of the Company shall not be deemed to have occurred for purposes of subparagraph (d) of this Section 6.01 solely as the result of an acquisition of securities by the Company which, by reducing the number of shares of Common Stock or other Voting Securities of the Company outstanding, increases (i) the proportionate number of shares of Common Stock beneficially owned by any person to twenty-five percent (25%) or more of the shares of Common Stock then outstanding or (ii) the proportionate voting power represented by the Voting Securities of the Company beneficially owned by any person to twenty-five percent (25%) or more of the combined voting power of all then outstanding Voting Securities; provided, however, that if any person referred to in clause (i) or (ii) of this sentence shall thereafter become the beneficial owner of any additional shares of Common Stock or other Voting Securities of the Company (other than a result of a stock split, stock dividend or similar transaction), then a Change in Control of the Company shall be deemed to have occurred for purposes of subparagraph (d) of this Section 6.01.
6.02    Termination of the Plan. The Plan terminated in accordance with its original terms at the close of business on March 31, 2015. No Option or Stock Award shall be granted under the Plan after its termination. Except as otherwise provided in Section 6.05 hereof, after the termination of the Plan an Option or Stock Award that has been granted prior to such termination shall remain in effect in accordance with the provisions of the agreement evidencing such Option or Stock Award.

6.03    Amendment of the Plan. Subject to the limitations set forth in this Section 6.03, the Board of Directors may at any time and from time to time amend, modify or suspend the Plan. No such amendment, modification or suspension shall (a) adversely affect an Option or Stock Award theretofore granted to any Holder or Awardee, or deprive any Holder or Awardee of any shares of Common Stock he or she has acquired or may acquire under such an Option or Stock Award, without his or her written consent, or (b) be made without the approval of the stockholders of the Company if such amendment, modification or suspension would (i) expand the types of grants or awards that may be made under the Plan, (ii) increase the total number of shares of Common Stock that may be granted under the Plan or decrease the exercise price of Options granted or to be granted under the Plan (other than as provided in Section 5.02 hereof), (iii) materially expand the class of persons eligible to be granted Options or Stock Awards under the Plan, (iv) materially increase the benefits accruing to Holders or Awardees under the Plan, (v) extend the term of the Plan or the exercise period applicable to an Option, or (vi) constitute a material revision of the Plan requiring stockholder approval under the New York Stock Exchange Corporate Governance Listing Standards or applicable law.
6.04    Treatment of Proceeds. Proceeds from the sales of Common Stock pursuant to the exercise of Options shall constitute general funds of the Company.
6.05    Effectiveness. This Plan originally became effective on the date the Plan was approved by the stockholders of the Company at their 2005 regular meeting. This amendment and restatement of the Plan is effective as of October 20, 2015, the date of its approval and adoption by the Board and applies to awards that continue to be outstanding after the Plan’s termination on March 31, 2015.
6.06    Termination of 1988 Plan. This Plan is intended to supersede and replace the 1988 Nonqualified Stock Option Plan for Non-Employee Directors of Noble Energy, Inc., as amended (the “1988 Plan”). The 1988 Plan shall terminate on the date the Plan is approved by the stockholders of the Company in accordance with the provisions of Section 6.05 hereof.
6.07     Internal Revenue Code Section 409A. The compensation payable by the Company to or with respect to a Holder or an Awardee pursuant to this Plan is intended to be compensation that is not subject to the tax imposed by Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”), and the Plan and the agreements evidencing the Options and Stock Awards shall be administered and construed to the fullest extent possible to reflect and implement such intent; provided, however, that any provision of this Plan or an agreement to the contrary notwithstanding, the Company and its Affiliates and their respective directors, officers, employees and agents do not guarantee any particular tax treatment with respect to the compensation payable pursuant to the Plan or an agreement, and shall not be responsible or liable for any such treatment.

IN WITNESS WHEREOF, the undersigned has executed this Plan on this 20th day of October, 2015.

NOBLE ENERGY, INC.

By: /s/ David L. Stover
Name: David L. Stover
Title: President & Chief Executive Officer

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